UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 14, 2003

PIVOTAL CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

000-26867	98-0366456

(Commission file number)	(I.R.S. Employer Identification No.)

Suite 700 – 858 Beatty Street
Vancouver, British Columbia, V6B 1C1

(Address of Principal Executive Offices and Zip Code)

Telephone (604) 699-8000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Item 9.  Regulation FD Disclosure

PIVOTAL ANNOUNCES ADJOURNMENT OF EXTRAORDINARY
MEETING TO NOVEMBER 21, 2003

Vancouver, B.C. – November 18, 2003 – Pivotal Corporation (Nasdaq: PVTL; TSX: PVT), today announced that its shareholders have approved the adjournment of the extraordinary meeting previously scheduled to be held today. The extraordinary meeting has been adjourned to 2:30 pm (Vancouver time) on November 21, 2003 at the Fairmont Waterfront Hotel, 900 Canada Way, Vancouver, British Columbia.

The purpose of the extraordinary meeting is to consider the proposed arrangement between Pivotal and the Oak/Talisma Group. In order to maximize the opportunity for Pivotal shareholders to consider recent developments and vote on the arrangement on an informed basis, the Chairman of the extraordinary meeting has indicated he intends to exercise his discretion to permit votes to be cast by proxy right up to the commencement of the meeting. Beneficial shareholders who are not registered shareholders should consult with their financial advisors, banks, brokerage firms or custodians to determine if an earlier proxy voting cutoff may apply to them.

Investor Contact:

Divesh Sisodraker

Tel:  604/699-8000

Email:   investor-relations@pivotal.com

Press Contact:

Leslie Castellani

Tel:  604/699-8151

Email:  lcastellani@pivotal.com

© 2003 Pivotal Corporation. All rights reserved. Pivotal is a registered trademark of Pivotal Corporation. All other trade names mentioned are trademarks and/or registered trademarks of their respective owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

PIVOTAL CORPORATION

Date: November 18, 2003
/s/ Trevor Wiebe
Trevor Wiebe In-House Counsel and Corporate Secretary